                             STOCKHOLDERS AGREEMENT

                  This Stockholders Agreement (this "AGREEMENT") is entered into as of April 3, 2001, by and among Schuler Homes, Inc., a Delaware corporation (formerly known as Schuler Holdings, Inc.) (the "COMPANY"), WPH-Schuler, LLC, a Delaware limited liability company ("LLC"), Apollo Real Estate Investment Fund, L.P., a Delaware limited partnership ("APOLLO"), Blackacre WPH, LLC, a Delaware limited liability company ("BLACKACRE"), Highridge Pacific Housing Investors, L.P., a California limited partnership ("HIGHRIDGE," and together with Apollo and Blackacre, the "MEMBERS"), The James and Patricia Schuler Foundation, a Hawaii non-profit corporation (the "FOUNDATION"), and James K. Schuler, as sole trustee for the James K. Schuler Revocable Living Trust and the James K. Schuler 1998 Qualified Annuity Trust (collectively with the Foundation, "JAMES SCHULER").

                                    RECITALS

                  A. The Members, Schuler Residential, Inc., a Delaware corporation (formerly known as Schuler Homes, Inc.) ("OLD SCHULER") and certain other parties have entered into an Agreement and Plan of Reorganization, dated as of September 12, 2000, as amended January 15, 2001 (the "REORGANIZATION AGREEMENT"), which provides for, among other things, the transfer of certain partnership and memberships interests by the Members to the Company, the merger of Old Schuler into a wholly-owned subsidiary of the Company, and the issuance by the Company to (a) the LLC, of shares of the Company's Class B Common Stock, par value $0.001 per share (the "CLASS B COMMON STOCK") and (b) James Schuler and the other stockholders of Old Schuler, of the Company's Class A Common Stock, par value $0.001 per share (the "CLASS A COMMON STOCK").


                  B. As a condition to the closing of the transactions contemplated by the Reorganization Agreement, the Company, the LLC, the Members and James Schuler desire set forth certain agreements governing the relationships amongst each other.

                  NOW, THEREFORE, in consideration of the foregoing, and of the warranties, covenants and agreements contained herein, the parties hereto agree as follows:

                                    AGREEMENT

1.       DEFINITIONS

                  (a) As used herein, the following terms shall have the following respective meanings:

                           (i)      "AFFILIATE" have the meanings assigned to
such terms in Rule 12b-2 of the General Rules and Regulations under the Exchange Act; PROVIDED, HOWEVER, that in the case of Apollo, Affiliate shall not include an operating company in which Apollo has an interest unless Apollo has any contract, arrangement or understanding with such operating company with respect to any securities of the Company.

                           (ii)     A Person shall be deemed the "BENEFICIAL
OWNER" of, and shall be deemed to "BENEFICIALLY OWN" and have "BENEFICIAL OWNERSHIP" of any securities:

                                    (1)      which such Person or any of such
         Person's Affiliates, directly or indirectly, has the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding (whether or not in writing, but other than customary agreements with and between underwriters and selling group members with respect to a bona fide public offering of securities) or upon the exercise of conversion rights, exchange rights, rights, warrants or options, or otherwise; PROVIDED, HOWEVER, that a Person shall not be deemed the "Beneficial Owner" of, or to "Beneficially Own," or have "Beneficial Ownership" of, securities tendered pursuant to a tender or exchange offer made by such Person or any of such Person's Affiliates until such tendered securities are accepted for purchase or exchange;

                                    (2)      which such Person or any of such
         Person's Affiliates, directly or indirectly, has the right to vote or dispose of or has "beneficial ownership" of (as determined pursuant to Rule 13d-3 of the General Rules and Regulations under the Exchange
         Act), including pursuant to any agreement, arrangement or understanding, whether or not in writing; PROVIDED, HOWEVER, that a Person shall not be deemed the "Beneficial Owner" of, or to "Beneficially Own," or have "Beneficial Ownership" of, any security under this paragraph (2) as a result of an agreement, arrangement or understanding to vote such security if such agreement, arrangement or understanding: (A) arises solely from a revocable proxy given in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable provisions of the General Rules and Regulations under the Exchange Act, and (B) is not also then reportable by such Person on Schedule 13D under the Exchange Act (or any comparable or successor report); or

                                    (3)      which are beneficially owned,
         directly or indirectly, by any other Person (or any Affiliate thereof) with which such Person (or any of such Person's Affiliates) has any agreement, arrangement or understanding (whether or not in writing, but other than customary agreements with and between underwriters and selling group members with respect to a bona fide public offering of securities), for the purpose of acquiring, holding, voting (except pursuant to a revocable proxy as described in the proviso to subparagraph (ii) of this paragraph (c)) or disposing of any shares of Voting Stock of the Company.

                  (iii)    "BOARD" means the Board of Directors of the Company.

                  (iv) "CERTIFICATE OF INCORPORATION" means the Certificate of Incorporation of the Company.

                  (v) "CHANGE OF CONTROL" has the meaning assigned to such term in the Senior Notes Indenture.

                  (vi) "CLASS A DIRECTORS" means the directors serving of the Board who are elected by the Class A Stockholders.

                  (vii) "CLASS A STOCKHOLDERS" means the holders of Class A Common Stock.

                  (viii) "CLASS B DIRECTORS" means the persons serving on the Board who are elected by the Class B Stockholders.

                  (ix) "CLASS B STOCKHOLDERS" means the holders of Class B Common Stock.

                  (x) "PERSON" means any individual, firm, corporation, partnership, limited liability company or other entity.

                  (xi) "RISK EVENT" has the meaning assigned to such term in the Subordinated Debentures Indenture.

                  (xii) "SENIOR NOTES" means Old Schuler's currently outstanding 9% Senior Notes, due 2008, issued pursuant to the Senior Notes Indenture.

                  (xiii) "SENIOR NOTES INDENTURE" means the Indenture, dated as of May 6, 1998, by and between Old Schuler and U.S. Trust Company of California, N.A., as trustee.

                  (xiv) "SUBORDINATED DEBENTURES" means Old Schuler's currently outstanding 6.5% Convertible Subordinated Debentures, due 2003, issued pursuant to the Subordinated Debentures Indenture.

                  (xv) "SUBORDINATED DEBENTURES INDENTURE" means the Indenture, dated as of January 15, 1993, by and between Old Schuler and Pacific Century Trust, as successor trustee to Bishop Trust Company, Limited.

                  (xvi) "VOTING STOCK" means Class A Common Stock, Class B Common Stock, any other security generally entitled to vote for the election of directors of the Company and any outstanding convertible securities, options, warrants or other things which are convertible into or exchangeable or exercisable for securities entitled to vote for the election of directors of the Company.

         (b) Capitalized terms used herein which are not defined herein shall the meanings assigned to them in the Reorganization Agreement.

2.       TERM OF AGREEMENT.

                  This Agreement will continue in full force and effect until the later to occur of (a) the date upon which the Senior Notes are no longer outstanding and (b) the fifth anniversary of the date hereof.

3.       TRANSFER OF VOTING STOCK.

         (a) James Schuler shall not sell, assign or transfer, or otherwise dispose of, any shares of Class A Common Stock if such sale, assignment, transfer or disposition would result in the occurrence of a Change of Control while any Senior Note remains outstanding or a Risk Event while any Subordinated Debenture remains outstanding. Notwithstanding the preceding sentence, neither James Schuler nor any of his Affiliates shall be obligated to dispose of any shares of Class A Common Stock to the extent that the percentage of the issued and outstanding shares of Voting Stock (or any class thereof) Beneficially Owned by James Schuler and his Affiliates is increased as a result of a recapitalization of the Company or any other action taken by the Company, the LLC or any Member. So long as any Senior Note remains outstanding, James Schuler shall not sell, assign, transfer or otherwise dispose of any shares of Class A Common Stock if such sale, assignment, transfer or disposition would result in James Schuler Beneficially Owning a number of shares of Class A Common Stock which is less than the lesser of (i) seventy percent (70%) of the number of shares of Class B Common Stock allocated to Apollo on the date hereof pursuant to the operating agreement of the LLC and (ii) the number of shares of Class A Common Stock or Class B Common Stock then Beneficially Owned by Apollo plus one share

         (b) None of the LLC, any Member or any Affiliate thereof shall sell, assign or transfer, or otherwise dispose of, any shares of Voting Stock if such sale, assignment, transfer or disposition (including as a result of a later conversion of Class B Common Stock by the transferee thereof) would result in the occurrence of a Change of Control while any Senior Note remains outstanding or a Risk Event while any Subordinated Debenture remains outstanding. None of the LLC, any Member or any Affiliate thereof shall, directly or indirectly, acquire Beneficial Ownership of any shares of Voting Stock (including as a result of a conversion of Class B Common Stock) if such acquisition would result in the occurrence of a Change of Control while any Senior Note remains outstanding or a Risk Event while any Subordinated Debenture remains outstanding. Notwithstanding the preceding sentence, none of the LLC, any Member or any Affiliate thereof shall be obligated to dispose of any shares of Voting Stock to the extent that the percentage of the issued and outstanding shares of Voting Stock (or any class thereof) Beneficially Owned by the LLC, any such Member and/or any such Affiliate is increased as a result of a recapitalization of the Company or any other action taken by the Company or James Schuler.

         (c) The LLC shall be dissolved on or before the date that is two days subsequent to the second anniversary of the Closing Date.

         (d) The LLC and Apollo may not, directly or indirectly, sell, assign or transfer, or otherwise dispose of, more than seventy percent (70%) of the number of shares of

Class B Company Stock allocated to Apollo on the date hereof pursuant to the operating agreement of the LLC to a single Person or related group of Persons.

         (e) Notwithstanding anything to the contrary herein, none of James Schuler, the LLC, any Member or an Affiliate thereof shall, directly or indirectly, sell, assign or transfer, or otherwise dispose of, any shares of Class A Common Stock or Class B Common Stock prior to the end of the period ending nine months from the date hereof (the "LOCK-UP PERIOD"); PROVIDED, HOWEVER, that during the Lock-Up Period (but subject to subsection 3(a) and 3(b)), (i) James Schuler may, sell, assign or transfer, or otherwise dispose of,
(A) any shares of Class A Common Stock to the Foundation, the James K. Schuler Revocable Living Trust, the James K. Schuler 1998 Qualified Annuity Trust, James
K. Schuler in his individual capacity and/or any other trust of which James K. Schuler is the sole trustee and (B) up to an aggregate of 1,000,000 shares of Class A Common Stock to (I) any other Persons who are members of the Schuler Family (as defined in the Senior Notes Indenture) and who agree in writing not to, directly or indirectly, sell, assign or transfer, or otherwise dispose of, any such shares during the Lock-Up Period and (II) the management personnel of the Company, (ii) the LLC and any Member may sell, assign or transfer, or otherwise dispose of, any shares of Class A Common Stock or Class B Common Stock to those individuals listed on Exhibit A hereto pursuant to the terms of the operating agreement of the LLC and (iii) James Schuler, the LLC, any Member or an Affiliate thereof may otherwise make a bona fide pledge of any shares of Class A Common Stock or Class B Common Stock to any pledgee who agrees in writing not to, directly or indirectly, sell, assign or transfer, or otherwise dispose of, any such shares during the Lock-Up Period. Nothing in this subsection 3(e) shall be deemed to prevent the transfer by Blackacre of its membership interest in the LLC to any entity that is directly or indirectly controlled by Stephen Feinberg or to prevent the bona fide pledge by Blackacre (or a transferee of Blackacre that is directly or indirectly controlled by Stephen Feinberg) of its membership interest in the LLC.

         (f) James Schuler, the LLC, any Member or any Affiliate thereof shall provide to the Company prompt written notice of any purchase, sale, assignment or transfer, or other disposition of, by such Person of any Voting Stock. Upon receipt of such notice, the Company shall promptly provide the transferee of such Voting Stock with reasonable written notice of the existence of the Change of Control and Risk Event provisions under the Senior Notes Indenture and the Subordinated Debentures Indenture, respectively.

         (g) Neither Schuler, the Company nor any of their Affiliates shall purchase or sell any Class A Common Stock or Class B Common Stock during (i) the period thirty (30) trading days prior to and thirty (30) trading days after the first anniversary of the Closing Date and (ii) the period sixty (60) trading days prior to (a) December 31, 2002 or (b) such other date as the LLC may give written notice will be the date of its dissolution (to the extent Schuler and the Company receive written notice during such period).

4.       ACTING IN CONCERT WITH OTHER PARTIES; PROXY SOLICITATIONS.

         (a) So long as the LLC remains in existence, except pursuant to this Agreement, none of the parties hereto or any Affiliates thereof shall deposit any shares of Voting Stock in a voting trust or subject any shares of Voting Stock to any arrangement or agreement with respect to the voting of such shares of Voting Stock (other than shares of Class B Common Stock held by the LLC).

         (b) So long as the LLC remains in existence, none of the parties hereto or any Affiliates thereof shall join a partnership, limited partnership, syndicate or other group, or otherwise act in concert with any other Person (except with respect to the Members' ownership of the LLC), for the purpose of acquiring, holding, voting or disposing of shares of Voting Stock.

         (c) So long as the LLC remains in existence, none of the parties hereto or any Affiliates thereof shall solicit proxies or become a "participant" in a "solicitation" (as such terms are defined in Regulation 14A (or any successor regulation or rule) under the Securities Exchange Act of 1934, as amended) in opposition to the recommendation of the majority of the directors of the Company with respect to any matter.

5.       DESIGNATION OF DIRECTORS.

         (a) Following the automatic conversion of all Class B Common Stock into Class A Common Stock pursuant to subsection (c)(iii)(B) of Article FOURTH of the Certificate of Incorporation: (i) the Board shall adopt an amendment to the Bylaws of the Company establishing nine as the number of directors which shall constitute the whole Board and (ii) the Class B Directors serving on the Board immediately preceding such conversion shall continue to serve on the Board as Class A Directors until their successors are duly elected and qualified or until their earlier death, resignation or removal.

         (b) From and after the automatic conversion of all Class B Stock into Class A Stock pursuant to subsection (c)(iii)(B) of Article FOURTH of the Certificate of Incorporation, at any time that James Schuler or a Member Beneficially Owns one-ninth (1/9) or more of the total number of the then issued and outstanding shares of Class A Common Stock, such party shall have the option, in its sole discretion, to notify the Company of such party's designee or designees to be included in the slate of nominees to be recommended by the Board to the stockholders for election as a director or directors at the next meeting of stockholders of the Company held to elect directors. The Board or its nominating committee shall include such designee or designees in the slate of nominees to be recommended by the Board to the stockholders for election as a director or directors at the next meeting of the stockholders of the Company held to elect directors; PROVIDED, HOWEVER, that the maximum number of persons so designated by such party shall be equal to the result (rounded to the nearest whole number) of applying the following formula:

         (The number of outstanding shares of Class A Common Stock Beneficially Owned by such party / the total number of issued and outstanding shares of Class A Common Stock) x 9

         (c) At any time a Person who has been designated by Apollo and is not otherwise a Person whose primary business is the design, construction, marketing and/or selling of single-family homes, townhomes and/or condominiums (an "ELIGIBLE HOLDER") Beneficially Owns, as the result of a transfer of Class A Common Stock or Class B Common Stock by Apollo to such Eligible Holder, one-ninth (1/9) or more of the total number of the then issued and outstanding shares of Class A Common Stock and Class B Common Stock, taken in the aggregate, such Eligible Holder shall have the option, in its sole discretion, to notify the Company of such Eligible Holder's designee to be included in the slate of nominees to be recommended by the Board to the stockholders for election as a director at the next meeting of stockholders of the Company held to elect directors, provided that such Eligible Holder continues to hold such number of shares through the date of such meeting. The Board or its nominating committee shall include such designee in the slate of nominees to be recommended by the Board to the stockholders for election as a director at the next meeting of the stockholders of the Company held to elect directors. Notwithstanding anything to the contrary contained herein, an Eligible Holder shall not be entitled to designate more than one such designee. Notwithstanding anything to the contrary contained herein, Apollo may designate only one Person as an Eligible Holder during the term of this Agreement; PROVIDED, HOWEVER, that nothing in this subsection 5(c) shall limit Apollo's other rights to designate directors in accordance with subsection 5(b).

         (d) In the event that a person nominated and elected to the Board pursuant to subsection 5(b) or 5(c) shall cease to serve as a director for any reason, a successor shall be designated and nominated in the same manner and procedure as such former director was designated and nominated pursuant to subsection 5(b) or 5(c).

         (e) With respect to any Class A Director seat on the Board which is not to be filled pursuant to subsections 5(b), 5(c) or 5(d), the Board shall recommend to the stockholders of the Company for election as a director any person designated by a majority of the Board to fill such seat.

         (f) Each party hereto shall take such action as may be required so that all Class A Common Stock Beneficially Owned by it and all its Affiliates are voted, at any meeting of the stockholders of the Company held to elect directors, for the persons nominated to the Board pursuant to subsection 5(b), 5(c), 5(d) or 5(e). Each party and all its Affiliates, as Class A Stockholders, shall be present, in person or by proxy, at all meetings of stockholders of the Company so that all Class A Common Stock Beneficially Owned by such party and its Affiliates may be counted for the purpose of determining the presence of a quorum at such meetings.

         (g) Upon request by Apollo, one of the directors designated by Apollo in accordance with subsection 5(b) shall (i) serve on the Compensation Committee of the Board so long as such director is an independent director under Delaware law (it being agreed that being an employee or otherwise a representative of Apollo shall not by itself disqualify any such director from being independent) and (ii) serve on the Executive Committee, if any, of the Board (it being agreed that the Company shall be under no obligation to establish an Executive Committee).

6.       MISCELLANEOUS.

         (a) If the Company shall request in writing, the LLC, the Members or James Schuler, as applicable, shall present or cause to be presented promptly all certificates representing shares of Voting Stock acquired by such party and its Affiliates for the placement thereon of the following legend, which will remain thereon as long as such shares of Voting Stock are subject to the restrictions contained in this
Agreement:

                           "The securities represented by this certificate are
                  subject to the provisions of a Stockholders Agreement, dated as of April 3, 2001, by and among by and among SCHULER HOMES, INC., a Delaware corporation, WPH-Schuler, LLC, a Delaware limited liability company, Apollo Real Estate Investment Fund, L.P., a Delaware limited partnership, Blackacre WPH, LLC, a Delaware limited liability company, Highridge Pacific Housing Investors, L.P., a California limited partnership, The James and Patricia Schuler Foundation, a Hawaii non-profit corporation, and James K. Schuler, as sole trustee for the James K. Schuler Revocable Living Trust and the James K. Schuler 1998 Qualified Annuity Trust, and may not be sold or transferred except in accordance therewith. A copy of said Agreement is on file at the office of the Corporate Secretary of SCHULER HOMES, INC..

The Company may enter a stop transfer order with the transfer agent or agents of Voting Stock against the transfer of shares of Voting Stock except in compliance with the requirements of this Agreement. The Company agrees to remove promptly any stop transfer order with respect to, and issue promptly unlegended certificates in substitution for, certificates for any shares of Voting Stock that are no longer subject to the restrictions contained in this Agreement.

         (b) All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made as of the date delivered or mailed if delivered personally or by recognized overnight delivery service or mailed by registered or certified mail (postage prepaid, return receipt requested), or sent by facsimile transmission (confirmation received) to the parties at the following addresses and facsimile transmission numbers (or at such other address or number for a party as shall be specified by like notice), except that notices after the giving of which there is a designated period within which to perform an act and notices of changes of address or number shall be effective only upon receipt:

         (i)      if to the Company and James Schuler:

                  Schuler Homes, Inc.
                  828 Fort Street Mall, 4th Floor
                  Honolulu, Hawaii  96813
                  Facsimile No.:  (808) 524-8927

                  with a copy to:

                  Richard V. Smith, Esq.
                  Orrick, Herrington & Sutcliffe LLP
                  400 Sansome Street
                  San Francisco, California  94111
                  Facsimile No.:  (415) 773-5759

         (ii)     if to the LLC or the Members:

                  Eugene Rosenfeld
                  c/o Western Pacific Housing
                  300 Continental Boulevard, Suite 390
                  El Segundo, California 90246
                  Facsimile No.:  (310) 414-0514

                  AND

                  Rick Koenigsberger
                  Apollo Real Estate Advisors
                  1301 Avenue of the Americas, 38th Floor
                  New York, New York  10019
                  Facsimile No.:  (212) 515-3282

                  AND

                  Ronald J. Kravit
                  Blackacre WPH, LLC
                  450 Park Avenue, 28th Floor
                  New York, New York 10022
                  Facsimile No.:  (212) 891-2103

                  with a copy to:

                  Peter P. Wallace, Esq.
                  Morgan, Lewis & Bockius LLP
                  300 S. Grand Ave., 22nd Floor
                  Los Angeles, California  90071
                  Facsimile No.:  (213) 612-2554

                  AND

                  Stuart D. Freedman, Esq.
                  Schulte, Roth & Zabel LLP
                  900 3rd Avenue
                  New York, New York  10022
                  Facsimile No.:  (212) 832-4169

         (c) When a reference is made in this Agreement to a Section and subsection, such reference shall be to a Section or subsection to this Agreement unless otherwise indicated. The words "include," "includes" and "including" when used herein shall be deemed in each case to be followed by the words "without limitation." The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. The words "herein" and "hereby" and similar references mean, except where a specific Section reference is expressly indicated, the entire Agreement rather than any specific

Section. All capitalized terms defined herein are equally applicable to both the singular and plural forms of such terms.

         (d) If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party hereto. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the greatest extent possible.

         (e) This Agreement may not be assigned by operation of law or otherwise.

         (f) This Agreement is for the sole benefit of the parties hereto and nothing herein expressed or implied shall give or be construed to give to any Person, other than the parties hereto, any legal or equitable rights or remedies hereunder.

         (g) This Agreement may not be amended or modified except by an instrument in writing signed by all of the parties hereto.

         (h) Each party agrees to cooperate fully with the other parties and to execute such further instruments, documents and agreements and to give such further written assurances as may be reasonably requested by any other party to evidence and reflect the transactions described herein and contemplated hereby and to carry into effect the intents and purposes of this Agreement.

         (i) This Agreement is the joint product of the parties hereto and each provision hereof has been subject to the mutual consultation, negotiation and agreement of the parties hereto and shall not be construed for or against any party hereto.

         (j) This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of Delaware applicable to agreements made and to be performed entirely within such State (without giving effect to such State's choice of law principles).

         (k) Notwithstanding any other provision of this Agreement, each party acknowledges and agrees that irreparable damage would occur in the event any of the provisions, of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties hereto shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof in either the Delaware Chancery Court or the United States District Court for Delaware.

         (l) Except as otherwise provided in subsection 6(k) above, any dispute, controversy or claim among the parties relating to, arising out of or in connection with this Agreement (or any subsequent agreements or amendments thereto), including as to its existence, enforceability, validity, interpretation, performance or breach or as to indemnification or damages, including claims in tort, whether arising before or after the termination of this Agreement, shall be settled without litigation and only by use of the alternative dispute resolution procedure set forth in Section 12.13 of the Reorganization Agreement. Subsections (a) through (d) of Section 12.13 of the Reorganization Agreement are hereby incorporated herein, except that the parties thereunder shall be deemed to be the Company, the LLC, Apollo, Blackacre, Highridge and James Schuler.

         (m) Each of the parties hereto irrevocably submits to the exclusive jurisdiction of (i) the Delaware Chancery Court, and (ii) the United States District Court for Delaware, for the purposes of either an injunction action or confirming, modifying or vacating any alternative dispute resolution award provided in accordance with subsection 6(l) above ("Award Action"). Each of the parties agrees to commence any Award Action relating hereto either in the United States District Court for Delaware or if such Award Action may not be brought in such court for jurisdictional reasons, in the Delaware Chancery Court. Each of the parties further agrees that service of any process, summons, notice or document by U.S. registered mail to such party's respective address set forth in subsection 6(b) above shall be effective service of process for any Award Action in Delaware with respect to any matters to which it has submitted to jurisdiction in this subsection 6(m). Each of the parties irrevocably and unconditionally waives any objection to the laying of venue of any Award Action arising out of this Agreement in the Delaware Chancery Court, or the United States District Court for Delaware, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such Award Action brought in any such court has been brought in an inconvenient forum.

         (n) Each party hereto irrevocably and unconditionally waives trial by jury in any Action relating to this Agreement, any transaction contemplated hereby, and for any counterclaim with respect thereto.

         (o) This Agreement may be executed in one or more counterparts, and by the different parties in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

         (p) This Agreement constitutes the entire agreement and supersedes all prior agreements and undertakings, both written and oral, among the parties hereto with respect to the subject matter hereof.

                            [Signature Page Follows]

                  The parties have executed this Agreement as of the date first above written.

                            SCHULER HOMES, INC.



                            By:  /s/ Thomas Connelly
                               -----------------------------------------
                                    Thomas Connelly
                                    Its Senior Vice President and
                                    Chief Financial Officer

                            WPH-SCHULER, LLC,
                            a Delaware limited liability company

                            By:  ESR HOUSING, INC.,
                                   a Delaware corporation,
                                   Its Administrative Manager Member


                                   By:  /s/ Thomas Connelly
                                      ----------------------------------
                                       Thomas Connelly
                                       Its Treasurer

                            APOLLO REAL ESTATE INVESTMENT FUND, L.P., a
                            Delaware limited partnership

                                   By:   APOLLO REAL ESTATE ADVISORS, L.P.,
                                         a Delaware limited partnership,
                                         Its General Partner

                                         By:  APOLLO REAL ESTATE
                                              MANAGEMENT, INC.,
                                              a Delaware corporation,
                                              Its General Partner


                                              By:  /s/ Michael D. Weiner
                                                 ------------------------------
                                                    Michael D. Weiner
                                                    Its Vice President

                            BLACKACRE WPH, LLC,
                            a Delaware limited liability company

                            By:    BLACKACRE CAPITAL GROUP, L.P.,
                                   a Delaware limited partnership,
                                   Its Managing Member

                                   By:  BLACKACRE CAPITAL MANAGEMENT CORP.,
                                        a Connecticut corporation,
                                        Its General Partner


                                        By:  /s/ Ronald J. Kravit
                                           ------------------------------------
                                             Ronald J. Kravit
                                             Its Vice President

                                             HIGHRIDGE PACIFIC HOUSING
                                             INVESTORS, L.P., a California
                                             limited partnership

                                             By:   WPH ACQUISITIONS, INC.,
                                                   a California corporation,
                                                   Its General Partner


                                                   By:  /s/ Steven A. Berlinger
                                                      -------------------------
                                                        Steven A. Berlinger
                                                        Its CFO and Secretary

                                             THE JAMES AND PATRICIA SCHULER
                                             FOUNDATION, a Hawaii
                                             non-profit corporation



                                              By:  /s/ James K. Schuler
                                                 ------------------------------
                                                     James K. Schuler
                                                     Its Chairman

                                              JAMES K. SCHULER, as sole trustee
                                              for the James K. Schuler Revocable
                                              Living Trust and the James K.
                                              Schuler 1998 Qualified Annuity
                                              Trust


                                                   /s/ James K. Schuler
                                                -------------------------------
                                                      James K. Schuler

                                    EXHIBIT A

                                 Chris Chambers
                                  Tom Connelly
                                   Mark Downie
                                   Ed Galigher
                                   Evan Knapp
                                   John Stanek
                                   Lance Waite


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